                                                                Exhibit 4.1






                            DRUGABUSE SCIENCES, INC.



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                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


               --------------------------------------------------




                                 OCTOBER 6, 1999

                                TABLE OF CONTENTS

                                                                         Page
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
SECTION 1  CERTAIN DEFINITIONS..............................................2
                  1.1  Commission...........................................2
                  1.2  Common Stock.........................................2
                  1.3  Conversion Shares....................................2
                  1.4  Exchange Act.........................................2
                  1.5  Founder..............................................2
                  1.6  Founder's Stock......................................2
                  1.7  Holder or Holders....................................2
                  1.8  Initiating Holders...................................2
                  1.9  Preferred Shares.....................................2
                  1.10  Register, registered and registration...............2
                  1.11  Registrable Securities..............................3
                  1.12  Registration Expenses...............................3
                  1.13  Restricted Securities...............................3
                  1.14  Securities Act......................................3
                  1.15  Selling Expenses....................................3

SECTION 2  RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
COMPLIANCE WITH SECURITIES ACT..............................................3
                  2.1  Restrictions on Transferability......................3
                  2.2  Restrictive Legend...................................4
                  2.3  Notice of Proposed Transfers.........................4
                  2.4  Request for Registration.............................5
                  2.5  Company Registration.................................7
                  2.6  S-3 Registrations....................................8
                  2.7  Expenses of Registration.............................9
                  2.8  Registration Procedures..............................9
                  2.9  Indemnification.....................................10
                  2.10  Information by Holder..............................12
                  2.11  Rule 144 Reporting.................................12
                  2.12  Assignment of Registration Rights..................12
                  2.13  Termination of Registration Rights.................13
                  2.14  Market Stand-Off Agreement.........................13

SECTION 3  AFFIRMATIVE COVENANTS OF THE COMPANY............................14
                  3.1  Financial Information...............................14
                  3.2  Inspection..........................................14
                  3.3  Reservation of Common Stock.........................15
                  3.4  Employment, Confidential Information and
                  Inventions Assignment Agreement..........................15
                  3.5  Use of Proceeds.....................................15


                                       i


                  3.6  Key-Man Insurance...................................15
                  3.7  Termination of Covenants............................15

SECTION 4  RIGHT OF FIRST REFUSAL..........................................15
                  4.1  Grant of Right......................................15
                  4.2  New Securities......................................16
                  4.3  Notice..............................................16
                  4.4  Sale After Notice...................................16
                  4.5  Assignment..........................................17
                  4.6  Termination.........................................17

SECTION 5  MISCELLANEOUS...................................................17
                  5.1  Governing Law.......................................17
                  5.2  Successors and Assigns..............................17
                  5.3  Entire Agreement....................................17
                  5.4  Amendment...........................................17
                  5.5  Notices.............................................18
                  5.6  Delay or Omissions..................................18
                  5.7  Counterparts........................................18
                  5.8  Severability........................................18
                  5.9  Aggregation of Stock................................18
                  5.10  Termination of Prior Agreement.....................18

                            DRUGABUSE SCIENCES, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT



                  This Amended and Restated Investors' Rights Agreement is made as of October 6, 1999 (the "Agreement") by and among DRUGABUSE SCIENCES, INC., a California corporation located at 1430 O'Brien Drive, Suite E, Menlo Park, California 94025 (the "Company"), the prior investors listed on Exhibit A to this Agreement, (the "Prior Investor") and the individuals and entities listed on Exhibit B to this Agreement (the "New Investors"). The Prior Investors and the New Investors shall collectively be referred to herein as the "Investors."

                                    RECITALS

                  WHEREAS, the Company and certain of the Investors are parties to the Amended and Restated Investors' Rights Agreement, dated March 17, 1999 (the "Prior Agreement");

                  WHEREAS, the Company and certain of the Investors are parties to the Series A Preferred Stock Purchase Agreement, dated August 30, 1994 (the "Series A Agreement");

                  WHEREAS, the Company and certain of the Investors are parties to the Series B Preferred Stock Purchase Agreement, dated March 28, 1997 (the "Series B Agreement");

                  WHEREAS, the Company and certain of the Investors are parties to the Series C Preferred Stock Purchase Agreement, dated March 17, 1999 (the "Series C Agreement");

                  WHEREAS, the Company and certain of the Investors are parties to the Series D Preferred Stock and Warrant Purchase Agreement of even date herewith (the "Series D Agreement");

                  WHEREAS, certain of the New Investors are parties to the Subscription Agreement (the "Subscription Agreement") of even date herewith between the Company, DrugAbuse Sciences, S.A.S., a French corporation ("DAS S.A.S.") and certain of the New Investors, whereby such certain New Investors are purchasing shares of the capital stock of DAS S.A.S. that are exchangeable into shares of the Company's Series D Preferred Stock pursuant to the terms of the Exchange Agreement, dated of even date herewith (the "Exchange Agreement);

                  WHEREAS, in order to induce the Company to enter into the Series D Agreement and to induce the Investors to invest funds in the Company and DAS S.A.S. pursuant to the Series D Agreement and the Subscription Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    SECTION 1

                               CERTAIN DEFINITIONS

                  As used in this Agreement the following terms shall have the following respective meanings:

                  1.1 ."COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  1.2 ."COMMON STOCK" shall mean the Common Stock of the Company, as adjusted for any stock splits, stock dividends, reverse stock splits, consolidations, recapitalizations and similar events.

                  1.3 ."CONVERSION SHARES" shall mean the Common Stock issued or issuable upon conversion of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares.

                  1.4 ."EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  1.5 ."FOUNDER" shall mean Philippe Pouletty.

                  1.6 ."FOUNDER'S STOCK" shall mean shares of Common Stock held by the Founder or issuable to the Founder upon exercise of stock options.

                  1.7 ."HOLDER" or "HOLDERS" shall mean any person or persons identified as an investor on Exhibit A or Exhibit B hereto who owns or has the right to acquire Registrable Securities or any permitted transferees thereof in accordance with Section 2.12 hereof; provided, however, that the definition of "Holder" or "Holders" shall include the Founder only for purposes of Sections 2.7, 2.8 and 2.9.

                  1.8 ."INITIATING HOLDERS" shall mean any Holders, or permitted transferees of Holders under Section 2.12 hereof, who in the aggregate hold not less than twenty-five percent (25%) of the outstanding Registrable Securities in the case of a registration requested pursuant to Section 2.4 hereof.

                  1.9 ."PREFERRED SHARES" shall mean Series A Preferred
Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares (including such shares issued pursuant Section 1.4 of the Series D Agreement in connection with the exchange of shares of the capital stock of DAS S.A.S. into shares of Series D Preferred Stock of the Company pursuant to the Exchange Agreement).

                  1.10 "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  1.11 "REGISTRABLE SECURITIES" shall mean shares Common
Stock issued or issuable on conversion of the Series A Preferred Stock issued pursuant to the Series A Agreement, Common Stock issued or issuable on conversion of the Series B Preferred Stock issued pursuant to the Series B Agreement, Common Stock issued or issuable on conversion of the Series C Preferred Stock issued pursuant to the Series C Agreement, Common Stock issued or issuable on conversion of the Series D Preferred Stock or Common Stock issued pursuant to the Series D Agreement (including such shares of Series D Preferred Stock or Common Stock issued pursuant to the Warrants to purchase Series D Preferred Stock issued pursuant to the Series D Agreement and such shares issued pursuant to Section 1.4 of the Series D Agreement in connection with the exchange of shares of the capital stock of DAS S.A.S. into shares of Series D Preferred Stock of the Company pursuant to the Exchange Agreement) and any shares of aforementioned Common Stock issued or issuable in respect of such Common Stock held by Investors upon any stock split, reverse stock split, stock dividend, recapitalization, consolidation or similar event.

                  1.12 "REGISTRATION EXPENSES" shall mean all expenses incurred in complying with registrations, filings or qualifications under Sections 2.4, 2.5 and 2.6 hereof, including, without limitation, all registration, qualification and filing fees, accounting fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company in its capacity as counsel for the Holders, Blue Sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company and Selling Expenses).

                  1.13 "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof (or any similar legend).

                  1.14 "SECURITIES ACT" shall mean the Securities Act of
1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  1.15 "SELLING EXPENSES" shall mean all underwriting discounts, selling commission, and stock transfer taxes applicable to the sale.

                                    SECTION 2

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                         COMPLIANCE WITH SECURITIES ACT

                  2.1 RESTRICTIONS ON TRANSFERABILITY. The Founder's Stock, Preferred Shares and the Conversion Shares shall not be transferable except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act, or, in the case of
Section 2.14 hereof, to assist in an orderly distribution. Each Investor and Founder will cause any proposed transferee of the Founder's Stock, Preferred Shares and the Conversion Shares held by such Investor or Founder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2 (including the "market stand-off" provisions of Section 2.14).

                  2.2 RESTRICTIVE LEGEND. Each certificate representing (i) Founder's Stock, (ii) the Preferred Shares, (iii) Conversion Shares and (iv) any other securities issued in respect of the Common Stock, Preferred Shares or Conversion Shares or Founder's Stock issuable upon any stock split, reverse stock split, stock dividend, recapitalization, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE.

                  2.3 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed transfer of any Restricted Securities (unless there is in effect a registration statement under the Securities Act covering the proposed transfer), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and (except in transactions in compliance with Rule 144) shall be accompanied by either (i) a written opinion of legal counsel, which counsel shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred pursuant to the above shall bear the legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

                  Notwithstanding the provisions of paragraph 2.3 above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Investor which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Investor's or Founder's family member or trust for the benefit of an individual Investor or Founder, respectively; PROVIDED that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Investor or Founder, as the case may be, hereunder.

                  2.4 REQUEST FOR REGISTRATION.

                           (a) REQUEST FOR S-1 REGISTRATION. In case the Company
shall receive from Initiating Holders a written request that the Company effect a registration, with respect to at least ten percent (10%) of the Registrable Securities pursuant to a Registration Statement on a Form S-1, or any lesser percentage of the Registrable Securities if the estimated aggregate offering price to the public of the Registrable Securities proposed to be registered thereunder equals or exceeds $10,000,000, the Company will:

                                    (i) promptly (and in any event within 10
days) give written notice of the proposed registration, qualification or compliance to all other Holders; and

                                    (ii) use best efforts to effect such
registration, qualification or compliance as soon as practicable, (including, without limitation, appropriate qualification under applicable Blue Sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request in writing received by the Company within thirty (30) days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                                             (A) In any particular jurisdiction
in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                             (B) After the Company has effected
two (2) such registrations pursuant to this Section 2.4(a), and such registrations have been declared or ordered effective;

                                             (C) During the period starting with
the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company pertaining to a public offering (other than a registration of securities with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and provided further that in the case of a registration of securities in a Rule 145 transaction such period shall end on the date such transaction is consummated;

                                             (D) If the Company shall furnish to
such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use best efforts to register, qualify or comply under this Section 2.4 shall be deferred for a period not to exceed one hundred twenty (120) days from the date of receipt of written request from the

Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; or

                                             (E) Prior to April 30, 2001.

                  Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested pursuant to this Section 2.4(a) as soon as practicable after receipt of the request or requests from Initiating Holders.

                           (b) UNDERWRITING. If the Initiating Holders intend to
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.4(a)(i). The right of any Holder to registration pursuant to Section 2.4 shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of such Holder's Registrable Securities in the underwriting shall be limited to the extent provided herein.

                  The Company shall (together with all Holders and other parties proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders. Notwithstanding any other provision of this Section 2.4, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all holders of Registrable Securities, and the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) entitled to registration held by the Holders. The Company and/or the underwriters may, in their sole discretion, round the number of securities offered hereunder to the nearest 100 shares. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

                  If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriters and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other participating Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall allocate such greater number of Registrable Securities to such Holders in proportion, as nearly as practicable, to the respective amount of Registrable Securities held by such participating Holders.

                  If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of other shareholders of the Company in such registration if the underwriter so agrees.

                  2.5 COMPANY REGISTRATION.

                           (a) REGISTRATION. If at any time or from time to
time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or Holders exercising their respective demand registration rights pursuant to Sections 2.4 and 2.6, other than (i) a registration on Form S-8 (or a similar or successor form) relating solely to employee stock option, stock purchase or other benefit plans, or (ii) a registration on Form S-4 (or similar or successor form) relating solely to a Securities and Exchange Commission Rule 145 transaction, the Company will:

                                    (i) promptly give to each Holder or Founder
written notice thereof; and

                                    (ii) offer to include in such registration
(and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities and Founder's Stock specified in a written request or requests, made within thirty (30) days after mailing of written notice by the Company, by any Holder or Founder except as set forth in Section 2.5(b) below; provided, however, that Registrable Securities shall take priority over Founder's Stock as set forth below in
Section 2.5(b).

                           (b) UNDERWRITING. If the registration of which the
Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.5(a)(i). In such event the right of any Holder or Founder to registration pursuant to Section 2.5 shall be conditioned upon such Holder's or Founder's participation in such underwriting and the inclusion of such Registrable Securities or Founder's Stock in the underwriting to the extent provided herein.

                  All Holders, including Founder, proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be included in such registration. The Company shall so advise all participating Holders, and the number of shares that may be included in the registration and underwriting by all participating Holders, shall be allocated among them, as nearly as practicable; first, to the Company (or, if applicable, to the holders for whose account the Company is registering the securities); second, among the Holders of Registrable Securities in proportion to the respective amounts of Registrable Securities held by such Holders at the time of filing of the registration statement; third, to the Founder; and fourth, to any other shareholder of the Company. The number of securities includable by any Holder or other person may, in the discretion of the underwriters, be rounded to the nearest one hundred (100) shares. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

                  If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  If the underwriter has not limited the number of such shares to be underwritten for the Company's account and the account of the Holders, the Company may include securities for the account of employees, officers, directors and consultants.

                           (c) RIGHT TO TERMINATE REGISTRATION. The Company
shall have the right to terminate or withdraw any registration [initiated by the Company under this Section 2.5 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

                  2.6 S-3 REGISTRATIONS. If the Company is requested (and qualifies under applicable SEC rules) by Holders to undertake a Form S-3 or equivalent short-form registration, regardless of its designation, and any related qualification or compliance, of its securities by the Holders of Registrable Securities for an offering estimated to result in aggregate offering proceeds of at least $1,000,000, net of underwriting discounts and commissions, the Company shall promptly give notice of such proposed registration to all Holders of Registrable Securities and the Company shall, as expeditiously as possible, use all reasonable efforts to effect the registration on Form S-3 of the Registrable Securities which the Company has been requested to register (i) in such request and (ii) in any response given within thirty (30) days to a notice from the Company pursuant to this Section 2.6. Notwithstanding the foregoing, however, the Company shall not be required to effect more than one such registration pursuant to this Section 2.6 in any twelve (12) month period. The substantive provisions of Section 2.4(b) shall be applicable to each registration initiated under this Section 2.6.

                  Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.6: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to such service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of such Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days for a public offering (or sixty (60) days in the case of a registration with respect to a Rule 145 transaction) of receipt of such request (other than with respect to a registration statement relating to an employee benefit plan); (iii) during the period starting with the date of filing of, and ending on the date three (3) months (or the date a Rule 145 transaction is consummated in the case of a registration relating to such transaction) immediately following the filing of a registration statement for a public offering, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use all reasonable efforts to file a registration statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by such Holder, provided, however, that the Company may not utilize the right set forth in this clause (iv) more than once in any twelve (12) month period.

                  The Company may include in the registration under this Section
2.6 any other shares of Common Stock (including issued and outstanding shares of Common Stock as to which the holders thereof have contracted with the Company for "piggyback" registration rights pursuant to Section 2.5 hereof or any other similar agreement) so long as the inclusion in such registration of such shares will not, in the opinion of the managing underwriter (or in the reasonable opinion of the Company in the event that the offering is not underwritten), interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the shares of Registrable Securities sought to be registered by the Holder or Holders of Registrable Securities pursuant to this Section 2.6. If it is determined as provided above that there will be such interference, the other shares of Common Stock sought to be included by the Company shall be excluded to the extent deemed necessary by the managing underwriter (or the Company if the offering is not underwritten), and all other shares of Common Stock held by other parties shall be excluded before the exclusion of any shares of Registrable Securities held by the Holders who desire to have their shares included in the registration and offering. If, as contemplated above, and after excluding all other shares of Common Stock held by other parties, shares of the Common Stock of the Holders are to be excluded, the number of shares of Common Stock of each participating Holder which are to be excluded shall be proportionate to the number of shares which such party is seeking to register. Registrations effected pursuant to this Section 2.6 shall not be construed as registrations effected pursuant to Section 2.4 or 2.5.

                  2.7 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to each of Sections 2.4, 2.5 and 2.6 shall be borne by the Company; and all Selling Expenses relating to securities registered by the Holders, shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

                  2.8 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                           (a) Prepare and file with the SEC a registration
statement with respect to such securities and use reasonable efforts to cause such registration statement to become and remain effective for at least ninety
(90) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

                           (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

                           (c) Furnish to each Holder participating in the
registration such number of registration statements, preliminary prospectuses, final prospectuses and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder.

                           (d) Use its reasonable best efforts to register and
qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (e) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                           (f) Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  2.9 INDEMNIFICATION.

                           (a) The Company will, and does hereby undertake to,
indemnify and hold harmless each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including settlement of any litigation, commenced or threatened, to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (preliminary or final), offering circular or other document or amendments thereto, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arising out of any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument executed by such Holder, or underwriter expressly for use in connection with such registration.

                           (b) Each Holder, severally and not jointly, will, if
Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, agents and employees, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus (preliminary or final), offering circular or other document or amendments thereto, or rising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument executed by such Holder expressly for use in connection with such registration; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds to each such Holder from the sale of such Registrable Securities or Founder's Stock as contemplated herein and shall be proportionate to such Holder's relative fault.

                           (c) Each party entitled to indemnification under this
Section 2.9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall deliver written notice to the Indemnifying Party of commencement thereof. The Indemnifying Party, at its sole option, may participate in or assume the defense of any such claim or any litigation resulting therefrom with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at Indemnified Party's expense. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 2 except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such litigation. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term a release from all liability in respect to such claim or litigation by the claimant or plaintiff to such Indemnified Party.

                  2.10 INFORMATION BY HOLDER. Each Holder whose Registrable Securities and Founder whose Founder's Stock is included in any registration shall furnish to the Company such information regarding such Holder or Founder and the distribution proposed by such Holder or Founder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

                  2.11 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use all reasonable efforts to:

                           (a) Make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                           (b) File with the Commission in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                           (c) Furnish to each Holder, so long as such Holder
owns any Registrable Securities, and to the Founder, so long as the Founder owns any Founder's Stock, written notice of the Company's qualification as a registrant, as soon as practicable after such qualification; the Company further shall furnish forthwith upon request a written statement as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of its compliance with the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements); the Company shall provide forthwith upon written request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing Purchaser to sell any such securities without registration.

                  2.12 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities and related rights granted each Holder and the Founder under Section 2 may not be assigned except: (i) to a transferee who acquires more than 25,000 Conversion Shares or Preferred Shares convertible into more than 25,000 shares of Common Stock from a Holder (a "Permitted Transferee"), (ii) to a successor entity to a Holder pursuant to a reorganization or recapitalization of a Holder, (iii) to the partners or affiliates of a Holder including entities directly or indirectly controlled by, or directly or indirectly controlling, or under the direct or indirect control of an entity directly or indirectly controlling an Investor; (iv) to all investment funds, in whatever form, which are managed directly or indirectly by an Investor or managed directly or indirectly by an entity, which is controlled directly or indirectly by, or directly or indirectly controlling, or under the direct or indirect control of an entity directly or indirectly controlling an Investor; or (v) from an investment fund to its members upon dissolution. Each holder agrees to give the Company notice within twenty (20) days following such assignment and to cause the transferee to agree in writing to be bound by the provisions hereof.

                  2.13 TERMINATION OF REGISTRATION RIGHTS. The registration rights and related rights granted pursuant to Section 2 shall terminate as to each Holder or Founder (and permitted transferee under Section 2.12 above) upon the occurrence of any of the following:

                           (a) With respect to each individual investor,
following the Company's first registered offering to the public of its Common Stock, at such time as all Registrable Securities held by such Holder or Founder or permitted transferee both (i) constitute less than one percent (1%) of the then outstanding Common Stock of the Company and (ii) can be sold within a given three (3) month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 (or its successor provision); or

                           (b) Seven (7) years from the date of the Company's
first registered offering of Common Stock to the public.

                  2.14 "MARKET STAND-OFF" AGREEMENT.

                           (a) Any Holder or Founder, if required by the Company
and an underwriter of Common Stock (or other securities) of the Company, shall agree not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder or Founder during the period not to exceed one hundred and eighty (180) days as requested by the managing underwriter following the effective date of the first registration statement of the Company filed under the Securities Act. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose a stop-transfer instruction with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

                           (b) Notwithstanding the foregoing, if the Company's
initial public offering is made on other than a United States market or exchange, a Holder need not agree to a market stand-off as set forth in Section 2.14(a) above but instead shall execute a letter agreement substantially in the form attached hereto as EXHIBIT 2.14, if, as of the date hereof and as of the date of closing of such public offering, a Holder's global, internal policy prohibits such Holder from executing a market stand-off and market regulations for the market, on which the offer is made, do not require a market stand-off.

                                    SECTION 3

                      AFFIRMATIVE COVENANTS OF THE COMPANY

                  The Company hereby covenants and agrees as follows:

                  3.1 FINANCIAL INFORMATION. The Company will mail the reports described in paragraphs (a), (b) and (c) below to (i) each Investor and Permitted Transferee for so long as such Investor and such Permitted Transferee holds , or has the right to acquire pursuant to the terms of the Exchange Agreement, at least 300,000 Conversion Shares, or Preferred Shares convertible into at least 300,000 Conversion Shares, and (ii) to each Investor who holds or has the right to acquire pursuant to the Exchange Agreement, shares of Series D Preferred Stock and, on the date hereof, holds or has the right to acquire pursuant to the Exchange Agreement at least 300,000 Conversion Shares or Preferred Shares convertible into at least 300,000 Conversion

Shares. All Conversion Shares held or acquired by affiliated or related entities or persons shall be aggregated together for the purpose of determining the rights of Investors and Permitted Transferee pursuant to this
Section 3.1.

                           (a) As soon as practicable after the end of each
fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company; and

                           (b) As soon as practicable after the end of the first
three quarters of each year, and in any event within forty-five (45) days thereafter, unaudited statements of operations and cash flows for such quarter and the year to date, and an unaudited balance sheet as of the end of such quarter, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, setting forth in each case in comparative form the figures for the same period for the previous fiscal year, all in reasonable detail and signed by the principal financial or accounting officer of the Company; and

                           (c) As soon as practicable at the end of each month
unaudited monthly financial statements and annual budgets all in reasonable detail including revenue, expenses liabilities, cash flow statements and balance sheet.

                  3.2 INSPECTION. The Company shall permit (i) each
Investor or Permitted Transferee, its attorney or its other representatives, for so long as such Investor or such Permitted Transferee is a holder of, or has the right to acquire pursuant to the terms of the Exchange Agreement, at least 300,000 Conversion Shares or Preferred Shares convertible into at least 300,000 Conversion Shares and (ii) to each Investor who holds or has the right to acquire pursuant to the Exchange Agreement, shares of Series D Preferred Stock and, on the date hereof, holds or has the right to acquire pursuant to the Exchange Agreement at least 300,000 Conversion Shares or Preferred Shares convertible into at least 300,000 Conversion Shares, respectively, to visit and inspect the Company's properties, to examine the Company's books of account and other records, to make copies or extracts therefrom and to discuss the Company's affairs, finances and accounts with its officers, management employees and independent accountants, all at such reasonable times and as often as such Investor may reasonably request; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide trade secret or proprietary information or to provide information to any person who the Company reasonably believes is a competitor of the Company. All Conversion shares held or acquired by affiliated or related entities or persons shall be aggregated together for the purpose of determining the rights of Investors and Permitted Transferee pursuant to this Section 3.2.

                  3.3 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all shares of Common Stock issuable from time to time upon such conversion.

                  3.4 EMPLOYMENT, CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT. The Company shall require all employees and consultants to execute and deliver an Employment, Confidential Information and Inventions Assignment Agreement in substantially the form attached to the Purchase Agreement

                  3.5 USE OF PROCEEDS. The Company agrees to use the proceeds from this financing for the strategic business of the Company pursuant to the guidelines as set forth in the information memo previously provided to Purchaser and Purchaser's counsel.

                  3.6 KEY-MAN INSURANCE. Within 60 days of the Closing the Company shall use its best efforts to provide key-man life insurance on the life of Philippe Pouletty in the amount of $5 million and to maintain such key-man life insurance, provided the Board of Directors of the Company determines that the annual premium is reasonable.

                  3.7 TERMINATION OF COVENANTS. The covenants set forth in
Section 3 shall terminate at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

                                    SECTION 4

                             RIGHT OF FIRST REFUSAL

                  4.1 GRANT OF RIGHT. The Company hereby grants to each
Investor who holds, or has the right to acquire pursuant to the terms of the Exchange Agreement, Conversion or Preferred Shares the right of first refusal to purchase up to such Investor's Pro Rata Share (as hereinafter defined) of the New Securities (as defined in Section 4.2) which the Company may, from time to time, propose to sell and issue. The Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The "Pro Rata Share" of each Investor, for purposes of this right of first refusal, is the ratio that (x) the sum of the number of shares of Common Stock which such Investor holds (or has the right to acquire pursuant to the Exchange Agreement) plus the number of shares of Common Stock issuable upon conversion of the Preferred Shares which Investor then holds (or has the right to acquire pursuant to the Exchange Agreement) bears to (y) the sum of the total number of shares of Common Stock then outstanding (including the number of shares of Common Stock issuable upon conversion of then outstanding Preferred Shares, but excluding any shares of Common Stock issuable upon exercise of outstanding options, warrants or other rights) plus the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock which is issuable upon exchange of the capital stock of DAS S.A.S. pursuant to the Exchange Agreement.

                  4.2 NEW SECURITIES. "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, however, that "New Securities" does not include (i) securities offered pursuant to a registration statement filed under the Securities Act, (ii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization, (iii) securities issued pursuant to any convertible securities, options or warrants outstanding on the date hereof,
(iv) shares of Common Stock (or options therefor) hereafter issued or issuable to officers, directors, employees or consultants of the Company pursuant to any employee or consultant stock offering, plan or arrangement approved by the Board of Directors of the Company, (v) securities issued to vendors or customers of the Company approved by the Board of Directors and
(vi) shares issued to a strategic corporate partner if approved by the Board of Directors.

                  4.3 NOTICE. In the event the Company proposes to undertake an issuance of New Securities, it shall give to the Investors written notice (the "Notice") of its intention, describing the type of New Securities, number of shares, the price, the terms upon which the Company proposes to issue the same, and a statement as to the number of days from receipt of such Notice within which the Investors must respond to such Notice. The Investor shall have thirty
(30) days from the date of such Notice to purchase up to its Pro Rata Share of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms, or in any event no later than thirty (30) days after the date of receipt of the Notice.

                  4.4 SALE AFTER NOTICE. In the event the Investors fail to exercise in full the right of first refusal within said thirty (30) day period, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30 days from the date of said agreement) to sell the New Securities respecting which the Investors' rights were not exercised, at a price and upon general terms no more favorable than specified in the Notice. In the event the Company has not sold the New Securities within said sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

                  4.5 ASSIGNMENT. The right of first refusal granted under this
Section 4 is assignable by the Investor to any transferee of a minimum of 25,000 shares of Common Stock (including any shares of Common Stock into which shares of Preferred Stock then held by it are convertible).

                  4.6 TERMINATION. The rights of Investors under this Section 4 shall terminate upon the earlier of (i) with respect to each Investor, that point in time when such Investor owns less than 25,000 shares of Common Stock (including any shares of Common Stock into which shares of Preferred Shares then held by it are convertible), (ii) the closing of the initial underwritten public offering of the Common Stock, or (iii) the occurrence of the merger or consolidation of the Company into, or the sale of all or substantially all of the Company's assets to another corporation, unless the shareholders of the Company shall own at least 51% of the capital stock of such other corporation immediately after such merger, consolidation or sale.

                                    SECTION 5

                                  MISCELLANEOUS

                  5.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                  5.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  5.3 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

                  5.4 AMENDMENT. Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least sixty-seven percent (67%) of the then-outstanding Registrable Securities (including, for purposes of this Section 5.4, Registrable Securities issuable upon exchange of the capital stock of DAS S.A.S pursuant to the Exchange Agreement) provided, however, that the rights granted the Founder under this Agreement may not be adversely affected without the consent of such Founder. For purposes of the foregoing clause, the granting of additional registration rights by the Company to any holder or prospective holder of the Company's shares shall not be deemed to adversely affect the rights granted Founder under this Agreement. Any amendment or waiver effected in accordance with this Section 5.4 shall be binding upon all Holders of Registrable Securities of the Company.

                  5.5 NOTICES. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be deemed to have been validly served, given or delivered (i) upon personal delivery to the party to be notified, (b) when sent by confirmed telecopy or other facsimile if sent during normal business hours of the recipient; if not, then on the next business day, or (c) upon receipt if delivered by FedEx or other internationally recognized overnight courier or delivery service, with written verification of such delivery; in each case, addressed as indicated on the signature pages hereof. If sent by telecopy and other facsimile transmission, a conformed copy of such notice shall be sent by FedEx or other internationally recognized overnight courier or delivery service, specifying the earliest possible delivery (in the manner provided above) to the addressee. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section. Nothing contained in this Section or otherwise in this Agreement shall excuse any party from giving oral telephonic notice when prompt notification is appropriate, but any oral telephonic notice which is so given shall not satisfy the requirement of written notice as specified in this Section.

                  5.6 DELAY OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any Restricted Securities upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.
Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                  5.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Agreement.

                  5.8 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                  5.9 AGGREGATION OF STOCK.. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  5.10 TERMINATION OF PRIOR AGREEMENT. The Prior Agreement is hereby terminated and superseded in its entirety by this Agreement.

         The foregoing agreement is hereby executed as of the date first above written.

                                        DRUGABUSE SCIENCES, INC.
                                        a California corporation



                                        By:  /s/  Stanley A. Kaplan
                                            --------------------------------
                                        Name:  Stanley A. Kaplan, Ph.D.
                                        Title:  President and CEO



                                        FOUNDER:



                                        /s/ Philippe Pouletty
                                        --------------------------------
                                        Philippe Pouletty

                                        Address:     25 Oak Hill Drive
                                                     Woodside, CA  94062


       SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              INVESTORS:



                                   /s/  B. Weiss
                              -----------------------------
                              BRANCO WEISS



                Address:      B.W. Hallwylstrasse 71
                              CH-8036, Zurich, Switzerland





                                     /s/ Carlo Salvi
                              -----------------------------
                              CARLO SALVI



                Address:      c/o Alco Chemical
                              Via San Salvatore
                              CH-6902, Lugano, Switzerland


                              CDC INNOVATION



                              By:  /s/   Raffy Kazandijan
                                  -------------------------
                                     Raffy Kazandijan

                              Title:   General Manager
                                    -----------------------



                Address:      Tour Maine - Montparnasse
                              33 Avenue du Maine - B.P. 180
                              75755 Paris Cedex 15 France


                              FINANCIERE DE BRIENNE



                              By:    /s/ Edwige Avice
                                 --------------------------

                              Print Name:  Edwige Avice
                              Title:  President

       SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                Address:      2 Place Rio de Janeiro - B.P. 1808
                              75362 Paris Cedex 08 France


                              GORDON W. RUSSELL, TTE RUSSELL
                              1988 REVOCABLE TRUST, U/A
                              11/17/1988



                              By:    /s/ Gordon W. Russell
                                 --------------------------

                              Print Name: Gordon W. Russell
                                         ------------------

                              Title: Trustee
                                    ----------------------



                Address:      Sequoia Capital
                              3000 Sand Hill Road, Suite 280, Building 4
                              Menlo Park, California 94025




                                    /s/ G W Russell
                              -----------------------------
                              GORDON W. RUSSELL



                Address:      Sequoia Capital
                              3000 Sand Hill Road, Suite 280, Building 4
                              Menlo Park, California 94025


                              NOMURA INTERNATIONAL PLC



                              By:    /s/ Kozo Yamazoe
                                 -------------------------
                              Print Name:  Kozo Yamazoe



                              Title:
                                     ---------------------



                Address:      Nomura House
                              1 St. Martin's-le-Grand
                              London EC1A 4NP, England


       SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              PARNIB BELGIE N.V.



                              By:    /s/ Piet Serrure
                                 --------------------------

                              Print Name:  Piet Serrure
                              Title:  Managing Director



                Address:      Uitbreidingstraat 10/16
                              2600 Antwerpen, Belgium


       SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              PARTECH ENTITIES:

                              AXA US GROWTH FUND



                              By: /s/  Vincent Worms
                                  ------------------------------

                              Print Name:  Vincent Worms
                              Title: Managing Member
                                    ----------------------------


                Address:      50 California Street, Suite 3200
                              San Francisco, California  94111


                              PARALLEL CAPITAL I LLC



                              By:    /s/  Vincent Worms
                                 -------------------------------

                              Print Name:  Vincent Worms
                              Title: Managing Member
                                    ----------------------------



                Address:      50 California Street, Suite 3200
                              San Francisco, California  94111


                              PARALLEL CAPITAL II LLC



                              By:    /s/ Vincent Worms
                                 -------------------------------

                              Print Name:  Vincent Worms
                              Title:       Managing Member
                                    ----------------------------



                Address:      50 California Street, Suite 3200
                              San Francisco, California  94111




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                              MULTINVEST LIMITED



                              By:    /s/ Vincent Worms
                                  -----------------------------

                              Print Name:  Vincent Worms
                              Title: General Partner
                                    ---------------------------



                Address:      50 California Street, Suite 3200
                              San Francisco, California  94111


                              TRADEINVEST LIMITED



                              By:    /s/ Vincent Worms
                                  -----------------------------

                              Print Name: Vincent Worms
                              Title: Advisor
                                    ---------------------------


                Address:      50 California Street, Suite 3200
                              San Francisco, California  94111


                              PARVEST EUROPE INVESTMENT II C.V.



                              By:    /s/ Vincent Worms
                                  -----------------------------

                              Print Name: Vincent Worms
                              Title: General Partner
                                    ---------------------------


                Address:      50 California Street, Suite 3200
                              San Francisco, California  94111



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





                              PARVEST U.S. PARTNERS II C.V.



                              By:    /s/ Vincent Worms
                                   -----------------------------

                              Print Name: Vincent Worms
                              Title: General Partner
                                    ----------------------------


                Address:      50 California Street, Suite 3200
                              San Francisco, California  94111


                                     /s/ Vincent Worms
                              -----------------------------
                              VINCENT WORMS


                Address:      50 California Street, Suite 3200
                              San Francisco, California  94111




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                              AURIGA GESTION

                              AURIGA VENTURES FCPR



                              By: /s/  Bernard Daugeras
                                  -----------------------------

                              Print Name: Bernard Daugeras
                              Title:  Duly Mandated
                                    ---------------------------


                Address:      18, avenue Matignon
                              75008 Paris, France


                              JP MORGAN (SUISSE) S.A.



                              By: /s/ Jurg Egli           /s/ Gian Legoratto
                                 ---------------------------------------------

                              Print Name:  Jurg Egli          Gian Legoratto
                                         -------------------------------------
                              Title: Vice President           Associate
                                    ------------------------------------------


                Address:      Post Office Box 5160
                              1211 Geneva 11, Switzerland




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



                                     /s/ Eligio Barrios
                              --------------------------------------------------
                              ELIGIO BARRIOS


                Address:      c/o Alco Chemicals
                              Via San Salvatore
                              CH-6902 Lugano, Switzerland



                                     /s/  Elizabeth Greetham
                              --------------------------------------------------
                              ELIZABETH GREETHAM


                 Address:     Bye-Ways
                              4 Tuckers Town Road
                              St. Georges Parish
                              Bermuda HS02



                                     /s/ Philippe Pouletty
                              --------------------------------------------------
                              PHILIPPE POULETTY


                 Address:     25 Oakhill Drive
                              Woodside, California  94062



                                  /s/ Jeff Craig
                              --------------------------------------------------
                              JEFF CRAIG


                 Address:     46 Green Street
                              Huntington, New York 11743



                                     /s/ Christopher Knowlton
                              --------------------------------------------------
                              CHRISTOPHER KNOWLTON


                 Address:     c/o Knowlton Brothers, Inc.
                              530 Fifth Avenue, 26th Floor
                              New York, New York  10036




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[pk]9999



                                /s/  Winthrop Knowlton
                         --------------------------------------------------
                         WINTHROP KNOWLTON


            Address:     c/o Knowlton Brothers, Inc.
                         530 Fifth Avenue, 26th Floor
                         New York, New York  10036



                                /s/ Raymond Tomasello
                         --------------------------------------------------
                         RAYMOND TOMASELLO


            Address:     824 Eldorado Drive
                         Sonoma, California  95476



                                /s/ Joanne C. Knight
                         --------------------------------------------------
                         JOANNE C. KNIGHT


            Address:     793 View Street
                         Mountain View, California  94041



                                /s/ Marshall Smith
                         --------------------------------------------------
                         MARSHALL A. SMITH


            Address:     26535 Weston Drive
                         Los Altos, California  94022


                         3i GROUP PLC



                         By:    /s/ Nomos - duly mandated
                         --------------------------------------------------

                         Print Name: Clement Cordier
                         Title: Directeur General Adjoint


            Address:     91 Waterloo Road
                         London SE1 8XP
                         United Kingdom



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                         ABN-AMRO VENTURE FRANCE

                         FRANCE INNOVATION 1 fcpi


                         By:    /s/ Dominique Agrech
                             ----------------------------------------

                         Print Name: Dominique Agrech
                         Title: Duly mandated
                               --------------------------------------



        Address:         23, rue Balzac
                         75008 Paris, France

                         FRANCE INNOVATION 2 FCPI


                         By:    /s/ Dominique Agrech
                             ----------------------------------------

                         Print Name: Dominique Agrech
                         Title: Duly mandated
                               --------------------------------------



        Address:         23, rue Balzac
                         75008 Paris, France

                         CAPITAL INVESTMENTS BELGIE N.V.


                         By:
                             ----------------------------------------

                         Print Name: Fred Phillips
                         Title:
                               --------------------------------------



        Address:         AMB Amro
                         P.O. Box 283
                         1000 EA Amsterdam, Netherlands




    SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                         EDMOND DE ROTHSCHILD ASSET MANAGEMENT

                         ACTYS II FCPR


                         By:          /s/ Pierre-Yves Poirier
                             ----------------------------------------

                         Print Name:  Pierre-Yves Poirier
                         Title:       duly mandated
                               --------------------------------------


        Address:         47 rue du Faubourg Saint Honore
                         75008 Paris, France

                         CROISSANCE DISCOVERY FCPR


                         By:    /s/ Pierre-Yves Poirier
                             ----------------------------------------

                         Print Name:  Pierre-Yves Poirier
                         Title:   duly mandated
                               --------------------------------------



        Address:         47 rue du Faubourg Saint Honore
                         75008 Paris, France



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



                         SOCIETE GENERAL ASSET MANAGEMENT

                         SGAM INNOVATION 1


                         By:
                             -------------------------------------------
                         Print Name: Philippe Collas
                         Title: President



        Address:         2, Place de la Coupole
                         92078 Paris La defense, France

                         SOGE INNOVATION


                         By:
                             -------------------------------------------
                         Print Name: Philippe Collas
                         Title: President



        Address:         2, Place de la Coupole
                         92078 Paris La defense, France




                         --------------------------------------------------
                         AVRAM GOLDSTEIN



            Address:     735 Dolores Street
                         Stanford, California 94305-8427



                               /s/ JEAN-PAUL MOISAN
                         --------------------------------------------------
                         JEAN-PAUL MOISAN, M.D.



            Address:     19 Les Hauts
                         44115 Basse Goulaine, France


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




                         JACQUES POULETTY
                         --------------------------------------------------



            Address:     5 Quai aux Fleurs
                         Paris 75004, France



                         --------------------------------------------------
                         JEAN FRANCOIS POULETTY



            Address:     60 Grande Rue Charles de Gaulle
                         94 360 Bry Sur Marne, France

                         ALAIN & ARMELLE GILBERT



                                /s/ Alain Gilbert
                         --------------------------------------------------
                         ALAIN GILBERT



            Address:     15 Route de la Faisanderie
                         78110 Le Vesinet, France

                         UMB BANK, TRUSTEE FOR THE
                         BROBECK PHLEGER & HARRISON LLP
                         RETIREMENT SAVINGS PLAN



                         FBO EDWARD M. LEONARD



                         By:
                             ---------------------------------------------

                         Print Name:
                                     -------------------------------------

                         Title:
                                ------------------------------------------



            Address:     Attn. Melissa Whited
                         UMB Bank of Kansas City
                         1010 Grand Boulevard
                         Kansas City, MO  64141




    SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                             ----------------------------------------------
                             BERTRAM ROWLAND



                Address:     1420 Southdown Road
                             Hillsborough, CA  94010


                             PIERRE R. AND CHRISTINE E. LAMOND TRUST 11/22/85


                             By:             /s/ Pierre Lamond
                                 -------------------------------------------
                             Print Name: Pierre R. Lamond
                             Title: Trustee


                Address:     1420 Southdown Road
                             Hillsborough, CA  94010




    SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT A

                                     FOUNDER

Philippe Pouletty

                               SERIES A INVESTORS

Parvest U.S. Partners II C.V.
Parvest Europe Investment II C.V.
Tradeinvest Limited
Multinvest Limited
Pierre R. & Christine E. Lamond Trust 11/22/85
Gordon Russell, TTE Russell 1988 Revocable Trust, U/A 11/17/1988
Branco Weiss

                               SERIES B INVESTORS

CDC Innovation
Parvest U.S. Partners II C.V.
Parvest Europe Investment II C.V.
Multinvest Limited
Tradeinvest Limited
Financiere de Brienne
Pierre R. and Christine E. Lamond Trust 11/22/1985
Gordon W. Russell, TTE Russell
1988 Revocable Trust, U/A 11/17/1988
Bertram Rowland
Philippe and Christine Pouletty
Jean Francois Pouletty
Jacques Pouletty
Branco Weiss
Brobeck Investment Company V, L.P.
UMB Bank, Trustee for the Brobeck, Phleger  & Harrison LLP
    Retirement Savings Plan
    FBO Edward M. Leonard
Prithipal Singh and Rajindar Kaur Singh Trust
    UDT April 7, 1986
Marc P. Clein
Maryvonne Hiance
Jean-Paul Moisan
Jean-Paul Soulillou
Marshall A. Smith
Joanne C. Knight
David Bellet
Edwin Ullman Revocable Trust
Jean Francois Fourt
David Rubinfein

                               SERIES C INVESTORS

Branco Weiss
Carlo Salvi
CDC Innovation
Chris Knowlton
Claudia L. Smith
Dwight E. Lee
Edward M. Leonard
Elizabeth Greetham
Financiere De Brienne
Gordon Russell, TTE Russell
1988 Revocable Trust, U/A 11/17/1988
Jacques Pouletty
Jean-Francois Pouletty
Jeff Craig
Joanne C. Knight
Marc P. Clein
Marshall A. Smith
Maryvonne Hiance
Partech Entities:
         Parvest U.S. Partners Ii C.V.
         Parvest Europe Investment Ii C.V.
         Multinvest Limited
         Tradeinvest Limited
Philippe and Christine Pouletty
Pierre R. & Christine E. Lamond Trust 11/22/85
Raymond Tomasello
Sam Tomasello
Stanley Knowlton
UMB Bank, Trustee For The Brobeck Phleger & Harrison LLP
Retirement Savings Plan
FBO Edward M. Leonard
Winthrop Knowlton
Eligio Barrios

                                    EXHIBIT B

                               SERIES D INVESTORS



Branco Weiss
Carlo Salvi
CDC Innovation
Financiere De Brienne
Gordon Russell, TTE Russell
         1988 Revocable Trust, U/A 11/17/1988
Pierre R. & Christine E. Lamond Trust 11/22/85
Nomura International Plc
Parnib Belgie N.V.
Partech Entities:
         Axa US Growth Fund
         Parallel Capital I LLC
         Parallel Capital II LLC
Eligio Barrios
Elizabeth Greetham
Philippe Pouletty
Jeff Craig
Chris Knowlton
Winthrop Knowlton
Raymond Tomasello
Joanne C. Knight
Marshall A. Smith
JP Morgan (Suisse) S.A.
Avram Goldstein or Dora B. Goldstein,
   Trustee Goldstein Family Revocable Trust (01/03/83)
Jean-Paul Moisan, M.D.
Jacques Pouletty
Jean Francois Pouletty
Alain & Armelle Gilbert
Auriga Gestion
         Auriga Ventures FCPR
3i Group Plc
ABN-Amro Venture France
         France Innovation 1 FCPI
         France Innovation 2 FCPI
         ABN-AMRO Capital Investments (Belgie) N.V.
Edmond de Rothschild Asset Management
         Actys II FCPR
         Croissance Discovery FCPR
Societe Generale Asset Management
         FCPI SGAM Innovation 1
         FCPI SOGE Innovation

                                  EXHIBIT 2.14

                   STANDARD COMFORT LETTER PROVIDED TO SPONSOR


PRIVATE & CONFIDENTIAL



Dear

- ("__" or "the Company")

I refer to our conversation concerning the intentions of 3i Group Plc ("3i") with regard to its shareholding in __ following it's flotation.

As you are aware, our policy is not to enter into any commitment to retain such shares for any particular period. 3i has considerable experience of being a significant minority shareholder in newly floated companies, and as such, I believe you can rely on 3i's reputation and commercial sense not to disrupt the market by indiscriminate sales. It is obvious in no-one's interest for any such disruption to occur.

In line with our policy in such circumstances, we agree to advise you prior to any sales by us during the next six* months, and will normally deal through the Company's broker. However, 3i will not consider itself precluded from dealing through other brokers if they are bidding for stock.

Yours sincerely,



FOR AND ON BEHALF OF 3i GROUP PLC


*  or lesser period related to the publication of interim or preliminary results